Exhibit 10.1

DECISIONPOINT SYSTEMS, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2012, by and between DecisionPoint Systems, Inc, a Delaware corporation (the “Company”), and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, an aggregate of up to 700,000 shares of Series D Convertible Preferred Stock  (the “Preferred Shares”) upon the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with the Investors’ purchase of the Preferred Shares, the Investors will receive certain registration rights for, and will be subject to certain restrictions on transfer of, such Preferred Shares and for the shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), underlying such Preferred Shares, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Preferred Shares as set forth herein.

1.	Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Agent Warrant Shares” shall mean any shares of the Company’s Common Stock issued upon exercise of the Agent Warrants.

“Agent Warrants” shall have the meaning set forth in Section 9.1(c).

“Blue Sky Application” as defined in Section 5.2(a) hereof.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” and “Closing Date” as defined in Section 2.2(c) hereof.

“Common Stock” as defined in the recitals above.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company, or the knowledge of any fact or matter which any person would reasonably be expected to become aware of in the course of performing the duties and responsibilities as an executive officer or director of the Company.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock (including, without limitation, the PIK Shares).

“Effectiveness Deadline” as defined in Section 5.1.

“Escrow Agreement” means the escrow agreement, dated on or about the date of the Memorandum, among the Company, the Placement Agent, and CSC Trust Company of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Closing” and “First Closing Date” as defined in Section 2.2(a) hereof.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

 “PIK Shares” shall have the meaning ascribed to such term in the Series D Certificate of Designation.

“Placement Agent” means Taglich Brothers, Inc.

“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated November 30, 2012, and any amendments or supplements thereto.

“Purchase Price” shall mean $10.00 per Preferred Share.

“Registrable Securities” shall mean the Preferred Shares, Conversion Shares, PIK Shares, and Agent Warrant Shares; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investors without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” as defined in Section 3.7 hereof.

“Regulation S” as defined in Section 6.1(i)(E) hereof.

“Rule 144” as defined in Section 6.1(i)(C) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” as defined in Section 4.5(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Series D Certificate of Designation” as defined in Section 7.8 hereof.

“Subsequent Closing” and “Subsequent Closing Date” as defined in Section 2.2(b) hereof.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement and the Escrow Agreement.

“Transaction Securities” shall mean the Preferred Shares, Conversion Shares, PIK Shares and Agent Warrant Shares.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2.	Sale and Purchase of Preferred Shares.

2.1.           Subscription for Preferred Shares by Investors.  Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Preferred Shares, in the respective amounts set forth on the signature pages attached hereto in exchange for the Purchase Price.

2.2           Closings.

(a)           First Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Preferred Shares set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”).  The date of the First Closing is hereinafter referred to as the “First Closing Date.”

(b)           Subsequent Closing(s).  The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Preferred Shares set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”).   There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date.”  Notwithstanding the foregoing, the maximum number of Preferred Shares to be sold at the First Closing and all Subsequent Closings shall not exceed 700,000 in the aggregate.

(c)           Closing.  The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.”  The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.”  All Closings shall occur within the time periods set forth in the Private Placement Memorandum at the offices of Mintz Levin Cohn Ferris Glovsky & Popeo, PC, counsel to the Placement Agent, at Chrysler Center, 666 Third Avenue, New York, New York 10017, or remotely via the exchange of documents and signatures.

2.3.           Closing Deliveries.  At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of the Purchase Price (as provided below), duly issued stock certificates representing the Preferred Shares.  At each Closing, each Investor shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the following escrow account:

PNC Bank
300 Delaware Avenue
Wilmington, DE 19801
Acct Name:
ABA#
A/C#:
FFC:
Ref:  Investor Name

3.	Representations, Warranties and Acknowledgments of the Investors.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

3.1           Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2           Purchase Entirely for Own Account.  The Transaction Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Transaction Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Transaction Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3.           Investment Experience.  Such Investor acknowledges that the purchase of the Transaction Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Transaction Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4           Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company and the Transaction Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Transaction Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the Private Placement Memorandum.  Such Investor acknowledges that it has received and reviewed the Private Placement Memorandum describing the offering of the Transaction Securities, as well as copies of the Company’s periodic reports filed with the SEC since March 29, 2012.

3.5           Restricted Securities.  Such Investor understands that the Transaction Securities are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6           Legends.  It is understood that, except as provided below, certificates evidencing the Transaction Securities will bear the following or any similar legend:

(a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Transaction Securities, the legend required by such state authority.

3.7           Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

3.8           No General Solicitation.  Such Investor did not learn of the investment in the Transaction Securities as a result of any public advertising or general solicitation.

3.9           Brokers and Finders.  Except as set forth in Section 9.1, no Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1.           Organization; Execution, Delivery and Performance.

(a)           The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)           (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby, including without limitation the redemption of all of the Company’s issued and outstanding shares of Series C Preferred Stock (the “Series C Redemption”), and thereby and to issue the Transaction Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents and Agent Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities and the Series C Redemption) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents and Agent Warrants has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents and Agent Warrants constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2.           Securities Duly Authorized.  The Transaction Securities to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.  Subject to the accuracy of the representations and warranties of the Investors party to this Agreement, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act.

4.3           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities and the Series C Redemption) will not: (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or By-laws each as amended to date or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except with respect to obtaining the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, and the consent of Silicon Valley Bank, which consents the Company will obtain as a condition to Closing, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents, each as amended to date. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Transaction Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.4.           Capitalization.  As of November 29, 2012, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001, of which 9,125,075 shares are issued and outstanding, 642,401 shares are reserved for issuance pursuant to stock options granted and 276,520 shares are reserved for issuance pursuant to warrants to purchase Common Stock, and (ii)10,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 5,000,000 shares are designated as Series C Preferred Stock, of which 1,415,334 are issued and outstanding and, upon filing of the Series D Certificate of Designation with the Secretary of State of Delaware in accordance with this Agreement, 4,000,000 shares will be designated as Series D Preferred Stock, of which none are outstanding.  Except as described above and in Schedule 4.4 hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

4.5.           SEC Information.

(a)           Except as set forth in Schedule 4.5 hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investors via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2012 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)           The shares of Common Stock are currently quoted on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group.  Except as set forth in the SEC Documents, the Company has not received notice (written or oral) from any regulatory body or the OTC Markets Group to the effect that the Company is not in compliance with the continued quotation and maintenance requirements of such exchange.  The Company is in compliance with all such quotation and maintenance requirements.

4.6           Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2012, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.7           Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8           No Material Changes.

(a)           Since September 30, 2012, except as set forth in the SEC Documents, there has not been:

(i)           Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(ii)           Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii)           Any incurrence of any material liability outside of the ordinary course of business.

4.9           No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Transaction Securities being offered hereby.

4.10           No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Transaction Securities to the Investors. The issuance of the Transaction Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities or the Securities Act.

4.11           No Brokers. Except as set forth in Section 9.1 or Schedule 4.11, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.12           Internal Controls.  Except as set forth in the SEC Documents, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  Except as set forth in the SEC Documents, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as set forth in the SEC Documents, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles and the applicable requirements of the Exchange Act.

4.13           Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Transaction Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Transaction Securities for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.

4.14           Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

4.15           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts which give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16           Tax Status.  Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.17           Acknowledgement Regarding Investors’ Trading Activity.  It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Transaction Securities for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Investors may engage in hedging and/or trading activities at various times during the period that the Transaction Securities are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

4.18           Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Transaction Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Transaction Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).

4.19           Subsidiaries.  The Company’s Subsidiaries are set forth on Schedule 4.19 hereto.

4.20           Shell Company Status.  The Company is subject to Rule 144(i)(1)(ii) but has ceased to be an issuer subject to Rule 144(i)(1)(i) as of June 21, 2011.  The Company is in compliance with all filing requirements contained in Rule 144(i)(2).

5.           Registration Rights.

5.1.           Mandatory Registration.  Within 60 days of the final Closing, the Company shall, at its sole cost and expense, (a) file a registration statement (as amended or supplemented from time to time, the “Registration Statement”) on the appropriate form under the Securities Act with the SEC covering the re-sale from time to time of all of the Registrable Securities, (b) file a registration statement  (as amended or supplemented from time to time, the “Exchange Statement”) on the appropriate form under the Exchange Act with the SEC registering the class of Preferred Shares, and (c) use its best efforts, including without limitation, as necessary, seeking and cooperating with one or more market makers, to cause the quotation of the Preferred Shares on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group, in each case, time being of the essence.  The Company will use its best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such registration statement (the “Effectiveness Deadline”)), and to keep such Registration Statement effective for a minimum of three years.

5.2.           Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless each Investor and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other Person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement of any material fact contained in any Registration Statement or the Exchange Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by such Investor or any such controlling Person in writing specifically for use in such Registration Statement, the Exchange Statement or prospectus.

(b)           Indemnification by the Investors.  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each Person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, the Exchange Statement or prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement, Exchange Statement or prospectus or amendment or supplement thereto.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.2 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (1) the indemnifying party has agreed to pay such fees or expenses, or (2) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person or (3) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.2 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(e)           Other Rights to Indemnification.  The provisions of Section 5.2 of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

5.3.           Company Efforts.  If and whenever the Company is required by the provisions of this Section 5 to use its best efforts to register any Registrable Securities under the Securities Act or class of securities under the Exchange Act, the Company shall, as expeditiously as possible under the circumstances:

(a)           Prepare and file with the SEC a Registration Statement or Exchange Statement with respect to such Registrable Securities or class of securities, respectively, and use its best efforts to cause such Registration Statement to become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement) and remain effective for a period of at least three years.

(b)           Subject to Section 5.1 of this Agreement, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective for three years and to comply with the provisions of the Securities Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the Registration Statement required to effect the distribution of the securities.

(c)           Furnish to the Investors participating in the offering pursuant to such Registration Statement, applicable copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the Registration Statement current.

(d)           Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions of the United States as the Investors participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Investor to consummate the disposition of the Registrable Securities in such jurisdictions.

(e)           Notify each Investor selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Investor selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f)           As soon as practicable after the effective date of the Registration Statement, and in any event within eighteen (18) months thereafter, make generally available to the Investors participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including, at the Company’s option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to the Investor.

(g)           Upon request, deliver promptly to counsel of each Investor participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement or Exchange Statement and permit each such Investor to do such investigation at such Investor’s sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement or Exchange Statement as it deems reasonably necessary and for a proper purpose related to the Investor offering securities pursuant to the Registration Statement. Each Investor agrees that it will use its best efforts not to interfere unreasonably with the Company’s business when conducting any such investigation and each Investor shall keep any such information received pursuant to this Section 3 confidential.

(h)           Provide a transfer agent and registrar located in the United States for all such shares of Common Stock covered by such Registration Statement not later than the effective date of such Registration Statement.

(i)           Pay all Registration Expenses (as defined below) incurred in connection with a registration of Registrable Securities or class of securities, whether or not such Registration Statement or Exchange Statement shall become effective; provided that each Investor shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel and accounting fees, if any, relating to the sale or disposition of such Investor’s Registrable Securities pursuant to such Registration Statement. As used herein, “Registration Expenses” means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of or disbursements by the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company’s independent public accountants.

(j)           Timely make all filings with FINRA and pay all FINRA filing expenses (including FINRA filing fees and reasonable legal fees of counsel to the Placement Agent in connection with such filings) incurred in connection with filings that are required by Rule 5110 of FINRA so that FINRA members (including without limitation the Placement Agent) may resell Registrable Securities pursuant to an effective Registration Statement without further filings under such rule by them.

5.4.           Cooperation by Investor.  Each Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5.  Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the Registration Statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding the Investor and its plan of distribution of the Preferred Shares, Conversion Shares or Agent Warrant Shares included in such registration as may be reasonably necessary to enable the Company to prepare such Registration Statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

5.5           In the event that the Registration Statement (containing such number of Registrable Securities as is permitted by the SEC) is not declared effective by the Effectiveness Deadline, then, in addition to any other rights the Investors may have hereunder or under applicable law, the Company shall pay to each Investor on each monthly anniversary of the Effectiveness Deadline (if the Registration Statement has not been declared effective) until the Registration Statement has been declared effective an amount, as partial liquidated damages and not as a penalty, equal to 0.1% of the Purchase Price paid by such Investor, provided, however, the Company shall not pay to any Investor more than 0.6% of the Purchase Price paid by such Investor pursuant to this Section 5.5.

5.6.           Specific Performance.  In the event of a breach by the Company or by an Investor of any of their respective obligations under this Agreement, each Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

6.           Transfer Restrictions.

6.1.           Transfer or Resale. Each Investor understands that:

(i)           Except as provided in the registration rights provisions set forth above,  the sale or resale of all or any portion of the Transaction Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Transaction Securities may not be transferred unless:

(A)           the Transaction Securities are sold pursuant to an effective Registration Statement under the Securities Act;

(B)           the Investor shall have delivered to the Company,  at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(C)           the Transaction Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Transaction Securities only in accordance with this Section 6.1 and who is an Accredited Investor;

(D)           the Transaction Securities are sold pursuant to Rule 144; or

(E)           the Transaction Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each of (D) and (E), the Investor shall have delivered to the Company a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Transaction Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2           Transfer Agent Instructions.  If an Investor provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Transaction Securities may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend (if permitted by law), in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.           Conditions to Closing of the Investors.

The obligation of each Investor hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1           Representations, Warranties and Covenants.  The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

7.2           Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Preferred Shares and Transaction Securities.

7.3           Delivery by Company. The Company shall have duly executed and delivered to such Investor (A) each of the other Transaction Documents such Investor is party to and (B) copies by fax or e-mail of certificates for the Preferred Shares in the number as is set forth on the signature page hereby being purchased by such Investor at the Closing pursuant to this Agreement.

7.4           Legal Opinion. Such Investor shall have received the opinion of the Company’s counsel (reasonably acceptable to the Placement Agent), dated as of the Closing Date, in the form reasonably acceptable to such Investor, which shall include, without limitation, opinions that the offering of the Preferred Shares is exempt from registration under the Securities Act and is in compliance with applicable state (“blue sky”) securities laws.

7.5           No Material Adverse Effect. Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.6           No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.7           Other Documents. The Company shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

7.8           Filing of Certificate of Designation. The Company will have filed with the Secretary of State of Delaware the Certificate of Designation of Series D Convertible Preferred Stock, substantially in the form of Exhibit C hereto (the “Series D Certificate of Designation)”.

7.9           Consent of Silicon Valley Bank, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Company will have received the written consent of Silicon Valley Bank and of the holders of the majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, to the transactions contemplated by this Agreement and the Transaction Documents, and the consent of all holders of Series C Preferred Stock to the redemption of all outstanding shares of Series C Preferred Stock on or about the Closing Date, including any waivers of notice or other conditions relating thereto.

8.           Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1.           Representations and Warranties.  The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2.           Corporate Proceedings.  All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

8.3           Consent of Silicon Valley Bank, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Company will have received the written consent of Silicon Valley Bank and of the holders of the majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, to the transactions contemplated by this Agreement and the Transaction Documents, and the consent of all holders of Series C Preferred Stock to the redemption of all outstanding shares of Series C Preferred Stock on or about the Closing Date, including any waivers of notice or other conditions relating thereto.

9.           Miscellaneous.

9.1.           Compensation of Placement Agent.  Each Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby:

(a) a placement agent success fee, in each case payable in cash, equal to 8.0% of the Purchase Price of the Preferred Shares sold at each Closing to potential or actual Investors sourced by the Placement Agent (“Taglich Investors”) and

(b) an expense allowance, which shall include reimbursement of legal expenses incurred in connection with the transactions contemplated hereby, not to exceed $35,000 without the Company’s approval, payable in cash;  and

(c) five-year warrants (the “Agent Warrants”) to purchase such number of shares of the Company’s Common Stock equal to10.0% of the number of Common Stock initially underlying the Preferred Shares sold to Taglich Investors with an exercise price per share equal to $1.10.

 9.2.           Notices.  All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

DecisionPoint Systems, Inc. 8697 Research, Irvine, CA 92618- Facsimile: 949-215-9642 Attention: Nicholas R. Toms, CEO	With a copy to:	Sichenzia Ross Friedman Ference LLP 61 Broadway, NY, NY 10006 Telephone:212-930-9700 Facsimile: 212-930-9275 Attention: Gregory Sichenzia, Esq.
The Investors:

As per the contact information provided on the signature pages hereof.

Taglich Brothers, Inc.:

Taglich Brothers, Inc. 275 Madison Avenue, Suite 1618 New York, NY 10016 Telephone: (212) 661-6886 Facsimile: (212) 661-6824 Attention:Robert C. Schroeder Vice President, Investment Banking	With a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo, PC Chrysler Center 666 Third Avenue New York, New York 10017 Telephone: (212) 692-6830 Facsimile: (212) 983-3115 Attention: William C. Hicks, Esq.

9.3           Survival of Representations and Warranties.  Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.4           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.5.           Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.6           Underlying Shares.  The Company agrees at all times as long as the Preferred Shares or Agent Warrants may be converted or exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be issuable upon conversion of the Preferred Shares or exercise of the Agent Warrants.

9.7.           Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent and other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.8.           Current Public Information. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, for a minimum of three years from the date of the final Closing, if  the Investors, Placement Agent or transferees of either still own Registrable Securities, the Company shall use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) for a minimum of 36 months from the date of the final Closing if an Investor, the Placement Agents or a transferee of either still owns any Registrable Securities, and in relation to a proposed sale of the Registrable Securities, furnish to such holder of Registrable Securities, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act (including without limitation compliance with Rule 144(c) relating to current public information), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration.

9.9.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company or any other Investor, assign its rights hereunder to any person that purchases Transaction Securities in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the Exchange Act.

.10.           Public Disclosures. The Company shall  on or before 8:30 a.m., New York time, within four (4) Business Days after the date of the First Closing, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents that are required to be filed pursuant to those requirements, (which may include, without limitation, this Agreement and any schedules or attachments to this Agreement) (including any exhibits, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company in connection with the transactions contemplated by the Transaction Documents. The Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Placement Agent shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor (which may be granted or withheld in such Investor’s sole discretion), the Company shall not disclose the name of such Investor in any filing (other than the 8-K Filing, any Registration Statement registering the Transaction Securities and any other filing as is required by applicable law and regulations), announcement, release or otherwise.

9.11.           Binding Effect; Benefits.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.12.           Amendment; Waivers.  All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the holders of the majority of the then-outstanding Preferred Shares; provided, however, that any amendment to Section 9.1 of this Agreement shall require the written consent of both the Company and the Placement Agent.

9.13.           Applicable Law; Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

9.14.           Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.15.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.16.           Independent Nature of Investors.  The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Preferred Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledge and understand that Mintz Levin Cohn Ferris Glovsky & Popeo, PC has served as counsel to the Placement Agent only.

9.17.           Redemption of Series C Preferred Stock.  Immediately following the Closing all outstanding shares of Series C Preferred Stock shall be redeemed and no longer outstanding

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

DECISIONPOINT SYSTEMS INC.

By:	/s/ Nicholas R. Toms
Nicholas R. Toms, Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and
agreed to the terms hereof.

Schedule 4.4

Capitalization

Anti-dilution/price adjustment rights are held by holders of Series C Preferred Stock.

Registration rights granted to Sigma Opportunity Fund II, LLC and Sigma Capital Advisors under Investor Rights Agreement, dated June 30, 2011.

The Company has agreed to include, in the Registration Statement to be filed pursuant to this Agreement, to the extent requested, all shares of common stock currently owned by Sigma Opportunity Fund II, LLC, Sigma Capital Advisors, Donald Dalicandro and Donald Rowley, which the Company has been advised consists of an aggregate of 1,611,812 shares.

Pursuant to the Share Purchase Agreement (the “SPA”) entered into in connection with the Apex acquisition, if EBITDA, as defined in the SPA, of Apex for the 12 months ending July 31, 2013 (“2013 EBITDA”) is equal to or less than CDN$2,000,000, then Apex shall pay to the Vendors thereunder an amount equal to the product of the 2013 EBITDA multiplied by four (4) less the sum of CDN$5,000,000 (the “2013 EBITDA Basic Earn-Out Amount”), up to a maximum of CDN$3,000,000.  An amount equal to 22.22% of the 2013 EBITDA Basic Earn-Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note.

If 2013 EBITDA is greater than CDN$2,000,000, then Apex shall pay to the Vendors thereunder an amount (the “2013 EBITDA Additional Earn-Out Amount”) by which the dollar-for-dollar 2013 EBITDA exceeds CDN$2,000,000, up to a maximum of CDN$500,000. The 2013 EBITDA Additional Earn-Out shall be paid by the issuance to the Vendors of shares of the Company’s common stock, which shares will have piggyback registration rights.

Pursuant to the Asset Purchase Agreement entered into in connection with the Illume Mobile acquisition, the Company may be required to make an additional payment to the seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company.

Schedule 4.5

SEC Filings

10- Q for June 30, 2012 filed late.
8-K/A filed August 24, 2012 filed late.

Schedule 4.11

Broker Fees

Sigma Capital Advisors LLC will be entitled to a finder’s fee of 3% of the proceeds from the sale of the Preferred Shares.

Schedule 4.19

Subsidiaries

DecisionPoint Systems International, Inc. (Delaware)
DecisionPoint Systems Group, Inc. (Delaware)
CMAC, Inc. (Georgia)
DecisionPoint Systems CA, Inc. (California)
DecisionPoint Systems CT, Inc. (Connecticut)
2314505 Ontario Inc. (Ontario)
Apex Systems Integrators Inc. (Ontario)

Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of _________ __, 2012 (the “Agreement”), with the undersigned, DecisionPoint Systems Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the shares of Series D Preferred Stock of the Company (the “Preferred Shares”) as set forth below, hereby agrees to purchase such Preferred Shares from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:

If an entity:

Print Name of Entity:

By:

Name:

Title:

If an individual:

Print Name:

Signature:

If joint individuals:

Print Name:

Signature:

All Investors:

Address:

Telephone No.:

Facsimile No.:

Email Address:

The Investor hereby elects to purchase:

____________ Preferred Shares (to be completed by Investor) at a purchase price of $10.00 per Preferred Share under the Securities Purchase Agreement at a total Purchase Price of

$__________ (to be completed by Investor).